UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2022

Rocky Mountain Chocolate Factory, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36865	47-1535633
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

265 Turner Drive
Durango, Colorado 81303
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (970) 259-0554

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class registered	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	RMCF	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 18, 2022, Allen Arroyo was appointed as Chief Financial Officer of Rocky Mountain Chocolate Factory, Inc. (the “Company”), effective August 1, 2022 (the “Start Date”). Mr. Arroyo succeeds Bryan J. Merryman as Chief Financial Officer after his retirement from the Company after 24 years of service with the Company.

Mr. Arroyo, age 62, has over 30 years of experience in the franchising and foodservice industries. Mr. Arroyo most recently served as the Chief Financial Officer of Nevoa Life Sciences, Inc., which creates disinfecting solutions for the healthcare industry, from September 2020 to July 2022. From 2017 to 2020, Mr. Arroyo served as an advisor or Chief Financial Officer of Concept Entertainment Group (2019 to 2020), a hospitality management company, Due North Holdings LLC (2017 to 2019), a holding company that owned and franchised multiple restaurant brands, and FTR Hospitality (2020), which provides back-office accounting and technology services for multi-unit restaurant organizations. Mr. Arroyo also previously served as Chief Financial Officer of various private companies in the food industry, such as Blaze Pizza, LLC (2014 to 2017), Z’Tejas, Inc. (2011 to 2013) and Mastro’s Restaurants, LLC (2007 to 2011). From 2000 to 2007, Mr. Arroyo served as Corporate Controller of IHOP Corp., the predecessor company of Dine Brands Global, Inc. (NYSE: DIN). Mr. Arroyo holds a Bachelor of Science in Accounting from California State Northridge University and Master of Business Administration from Pepperdine University.

In connection with his appointment, the Company and Mr. Arroyo entered into an offer letter (the “Offer Letter”), which provides that Mr. Arroyo will receive an annual base salary of $275,000, (ii) performance-based annual cash bonuses, as described below, (iii) equity awards, as described below, and (iv) customary employee benefits. Subject to the terms and conditions set forth in the Offer Letter, the initial annual cash incentive bonus (the “Annual Bonus”) target will be 30% of Mr. Arroyo’s annual base salary (“Annual Target Bonus”), with the opportunity to receive up to 100% of his annual base salary, subject to achievement of Company performance goals established by the Compensation Committee of the Board for the applicable fiscal year and reduced by standard payroll deductions and tax withholdings. Mr. Arroyo’s Annual Bonus payment in respect of the Company’s fiscal year ending February 2023 will be the higher of (a) $50,000 and (b) the earned amount pro-rated based on the Start Date.

In connection with his appointment, Mr. Arroyo will be awarded a special equity incentive grant with a grant date fair value of $192,500 at target performance, 70% in the form of restricted stock units vesting based on achievement of specified performance goals, as described below (the “RSUs”), and 30% in the form of stock options, vesting with respect to one-third of the shares on the last day of the Company’s fiscal year ending February 2023, with the remaining two-thirds vesting quarterly thereafter until Mr. Arroyo is fully vested on the last day of the Company’s fiscal year ending February 2025 (the “Stock Options”), subject to his continued service through the applicable vesting date. The RSUs will vest following the end of the Company’s fiscal year ending February 2025 with respect to the target number RSUs if the Company achieves an annualized total shareholder return of 12.5% for the performance period commencing on the Start Date and ending at the end of the Company’s fiscal year ending February 2025, subject to Mr. Arroyo’s continued service through the end of the performance period. The Board has discretion to determine the number of RSUs between 0-200% of the target number that will vest based on achievement of performance below or above the target performance goal. Both the Stock Options and RSUs will be governed by the terms of the Company’s 2007 Equity Incentive Plan (as amended from time to time, the “Plan”) and the award agreements evidencing the grants. Mr. Arroyo will be eligible for additional long-term equity incentive grants annually, as approved by the Compensation Committee of the Board, in its sole discretion.

Subject to the terms and conditions set forth in the Offer Letter, if, at any time, the Company terminates Mr.  Arroyo’s employment without Cause (as defined in the Offer Letter) (other than as a result of his death or Disability (as defined in the Offer Letter)) or he terminates his employment for Good Reason (as defined in the Offer Letter) (such termination, a “Qualifying Termination”), then he will receive the Accrued Amounts (as defined below) and the Company will provide him with the following severance benefits (the “Severance Benefits”):

●
the Company will pay Mr. Arroyo a cash amount equal to 9 months of his base salary in effect as of his Qualifying Termination date, payable in substantially equal installments in accordance with the Company’s normal payroll procedures during the period commencing on the Qualifying Termination date and ending on the 9-month anniversary of the Qualifying Termination date, subject to the terms and conditions set forth in the Offer Letter; provided that, if the Qualifying Termination occurs on or within two years following a change in control event, the cash amount will be payable in a lump sum instead of installments;

●
the Company will pay Mr. Arroyo a cash amount equal to a pro-rated portion of his Annual Bonus for the fiscal year that includes his Qualifying Termination date, based on actual achievement of Company performance goals for that fiscal year and with pro-ration calculated to reflect the proportion of the fiscal year that he was employed with the Company, and such amount will be paid at the same time his Annual Bonus would have been paid had his employment not terminated, subject to the terms and conditions set forth in the Offer Letter; and

●
if Mr. Arroyo timely (and properly) elects to continue his coverage under the Company’s group health plan pursuant to the Internal Revenue Code of 1986, as amended, Section 4980B(f) (“COBRA”), the Company will reimburse him for (or will pay directly, in the discretion of the Company) the premium charged for such coverage until the earliest to occur of (i) the 9-month anniversary of his Qualifying Termination date, (ii) the date on which he obtains health care coverage from another source (e.g., a new employer or spouse’s benefit plan), and (iii) the date on which he ceases to be entitled to COBRA continuation coverage under the Company’s group health plan, subject to the terms and conditions set forth in the Offer Letter.

For purposes of the Offer Letter, “Accrued Amounts” means, collectively, (i) Mr. Arroyo’s base salary accrued through his last day of employment, (ii) any unused paid time off accrued through his last day of employment in accordance with the Company policy, (iii) any earned but unpaid Annual Bonus for the fiscal year ended immediately prior to his Qualifying Termination date (provided that any such Annual Bonus will be paid at the same time it would have been paid had his employment not terminated), and (iv) reimbursement of any unreimbursed business expenses.

The foregoing description of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Offer Letter, which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Offer Letter, dated July 18, 2022, by and between Rocky Mountain Chocolate Factory, Inc. and Allen Arroyo.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.

Date: July 21, 2022	By:	/s/ Robert J. Sarlls
	Name:	Robert J. Sarlls
	Title:	Chief Executive Officer